SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549
                                 ------------

                                   FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                 ------------

                             3D SYSTEMS CORPORATION
               (Exact Name of Registrant as Specified in Its Charter)

             DELAWARE                                  95-4431352
     (State or Other Jurisdiction                   (I.R.S. Employer
         of Incorporation)                         Identification No.)

26081 AVENUE HALL, VALENCIA, CALIFORNIA                    91355
Address of Principal Executive Offices)                  (Zip Code)

                           1996 STOCK INCENTIVE PLAN
                  1996 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
                            (FULL TITLE OF THE PLAN)

                              GORDON L. ALMQUIST
                               26081 AVENUE HALL
                           VALENCIA, CALIFORNIA 91355
                    (Name and Address of Agent for Service)
                               (805) 295-5600
        (Telephone Number, Including Area Code, of Agent for Service)
                            -------------------------

                           Copies of communications to:

                              RICHARD E. TROOP, ESQ.
                      TROOP MEISINGER STEUBER & PASICH, LLP
                            10940 WILSHIRE BOULEVARD
                                 EIGHTH FLOOR
                         LOS ANGELES, CALIFORNIA 90024
                                (310) 824-7000
                                 ------------

                       CALCULATION OF REGISTRATION FEE

                                    Proposed         Proposed
     Title of                       Maximum          Maximum
    Securities       Amount         Offering         Aggregate     Amount of
     to be           to be         Price Per         Offering     Registration
    Registered     Registered       Share(1)         Price(1)          Fee
    ----------     ----------     ----------        -----------   ------------
Common Stock
$0.001 par value   1,500,000        $13.13          $19,695,000     $6,792.00


     (1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended, and based upon the average of the bid and asked price of the Common Stock on the Nasdaq National Market on September 6, 1996.



                                    PART I


                     INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS


ITEM 1.   PLAN INFORMATION.*

ITEM 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

          * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.


                                          PART II


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents are incorporated herein by reference:

     (a) Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

     (b) Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996 and June 30, 1996;

     (c)  Registrant's Current Report on Form 8-K filed January 11, 1996;

     (d)  Registrant's Proxy Statement filed April 25, 1996; and

     (e) The description of Registrant's Common Stock contained in Registrant's Registration Statement on Form S-2, dated May 10, 1995, as amended by Amendment No. 1 dated May 25, 1995, Amendment No. 2 dated June 13, 1995 and Amendment No. 3 dated June 19, 1995.

All documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES.

     The securities to be offered are registered under Section 12 of the Exchange Act.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     None.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article Nine of the Registrant's Certificate of Incorporation and Article Five of its Bylaws provide for the indemnification by the Registrant of each director, officer and employee of the Registrant to the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended. Section 145 of the Delaware General Corporation Law provides in relevant part that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

     In addition, Section 145 provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. Delaware law further provides that nothing in the above-described provisions shall be deemed exclusive of any other rights to indemnification or advancement of expenses to which any person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

     Article Nine of the Company's Certificate of Incorporation provides that a director of the Registrant shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director.
Section 102(b)(7) of the Delaware General Corporation Law provides that a provision so limiting the personal liability of a director shall not eliminate or limit the liability of a director for, among other things: breach of the duty of loyalty; acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; unlawful payment of dividends; and transactions from which the director derived an improper personal benefit.

     The Registrant has entered into separate but identical indemnity agreements (the "Indemnity Agreements") with each director of the Registrant and certain officers of the Registrant (the "Indemnitees"). Pursuant to the terms and conditions of the Indemnity Agreements, the Registrant indemnified each Indemnitee against any amounts which he or she becomes legally obligated to pay in connection with any claim against him or her based upon any action or inaction which he or she may commit, omit or suffer while acting in his or her capacity as a director and/or officer of the Registrant or its subsidiaries, provided, however, that Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action, had no reasonable cause to believe Indemnitee's Conduct was unlawful.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.   EXHIBITS.

     4.1  3D Systems Corporation 1996 Stock Incentive Plan, as amended.

     4.2 3D Systems Corporation 1996 Non-Employee Directors' Stock Option Plan. Incorporated by reference to Exhibit B to Registrants' Proxy Statement filed on April 25, 1996.

     4.3 Rights Agreement dated December 4, 1995, between Registrant and U.S. Stock Transfer Corporation, as Rights Agent. Incorporated by reference to Exhibit 1 to Form 8-A filed January 8, 1996.

     4.4 Certificate of Designation of Rights, Preferences and Privileges of Preferred Stock (Exhibit A to Rights Agreement filed as Exhibit 4.5 hereto). Incorporated by reference to Exhibit 2 to Form 8-A filed January 8, 1996.

     4.5  Form of Right Certificate (Exhibit B to Rights Agreement filed as
          Exhibit 4.5 hereto). Incorporated by reference to Exhibit 3 to Form 8-A filed January 8, 1996.

     4.6 Summary of Share Purchase Rights (Exhibit C of Rights Agreement filed as Exhibit 4.5 hereto). Incorporated by reference to Exhibit 4 to Form 8-A filed January 8, 1996.

     5.1 Opinion of Troop Meisinger Steuber & Pasich, LLP regarding validity of securities.

     23.1 Consent of Coopers & Lybrand.

     23.2 Consent of Troop Meisinger Steuber & Pasich, LLP (included in Exhibit 5.1).

     24.1 Power of Attorney (included as part of the Signature Page of this Registration Statement).


ITEM 9.  UNDERTAKINGS.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by the director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, registrant will, unless in the opinion of the counsel the matter has been settled by controlling precedent, submit to the appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valencia, State of California, on this 6th day of September, 1996.


                                      3D SYSTEMS CORPORATION
                                      (Registrant)

                                      By:   /s/ Arthur B. Sims
                                          -----------------------------------
                                          Arthur B. Sims
                                          Chief Executive Officer


                            POWER OF ATTORNEY

          Each person whose signature appears below constitutes and appoints Arthur B. Sims and Gordon L. Almquist, and each of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.



      SIGNATURE               TITLE                         DATE
      ---------               -----                         ----

/s/ Arthur B. Sims         Chief Executive Officer          September 6, 1996
- -----------------------    and Chairman of the Board
Arthur B. Sims             of Directors

/s/ Charles W. Hull        Chief Operating Officer,         September 6, 1996
- -----------------------    President and Director
Charles W. Hull

/s/ Gordon L. Almquist     Vice President, Finance          September 6, 1996
- ----------------------     and Chief Financial Officer
Gordon L. Almquist         (Principal Financial and
                           Accounting Officer)

/s/ Miriam V. Gold         Director                         September 6, 1996
- ----------------------
Miriam V. Gold

/s/ Donald S. Bates        Director                         September 6, 1996
- ----------------------
Donald S. Bates

/s/ John D. Beadsmoore     Director                         September 6, 1996
- ----------------------
John D. Beadsmoore

/s/ Jim D. Kever           Director                         September 6, 1996
- ----------------------
Jim D. Kever


                                 EXHIBIT INDEX


EXHIBIT                                                         SEQUENTIALLY
  NO.      DESCRIPTION                                          NUMBERED PAGE
- -------    -----------                                          -------------

4.1 3D Systems Corporation 1996 Stock Incentive Plan, as amended

4.2       3D Systems Corporation 1996 Non-Employee
          Directors' Stock Option Plan Incorporated by reference to Exhibit B to Registrants' Proxy
          Statement filed on April 25, 1996.

4.3       Form of Rights Certificate (Exhibit B to Rights
          Agreement filed as Exhibit 4.5 hereto).
          Incorporated by reference to Exhibit 3 to Form 8-A filed January 8, 1996.

4.4 Summary of Share Purchase Rights (Exhibit C of Rights Agreement filed as Exhibit 4.5 hereto).
          Incorporated by reference to Exhibit 4 to Form 8-A filed January 8, 1996.

5.1 Opinion of Troop Meisinger Steuber & Pasich LLP regarding validity of securities.

23.1      Consent of Coopers & Lybrand.

23.2      Consent of Troop Meisinger Steuber & Pasich
          (included in Exhibit 5.1).

24.1      Power of Attorney (included as part of the Signature
          Page of this Registration Statement).